Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-197493) pertaining to the 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan, the 2008 Equity Incentive Plan and the 1998 Stock Plan of CareDx, Inc. and the ImmuMetrix, Inc. 2013 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-203128) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of CareDx, Inc.,
(3)Registration Statement (Form S-8 No. 333-211538) pertaining to the 2016 Inducement Equity Incentive Plan of CareDx, Inc.,
(4)Registration Statement (Form S-8 No. 333-217462) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of CareDx, Inc.,
(5)Registration Statement (Form S-8 No. 333-225991) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of CareDx, Inc.,
(6)Registration Statement (Form S-3 No. 333-211700) of CareDx, Inc.,
(7)Registration Statement (Form S-3 No. 333-227168) of CareDx, Inc.,
(8)Registration Statement (Form S-1 No. 333-217461) of CareDx, Inc.,
(9)Registration Statement (Form S-1 No. 333-220183) of CareDx, Inc.,
(10)Registration Statement (Form S-8 No. 333-231523) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of CareDx, Inc., and
(11)Registration Statement (Form S-8 No.333-233710) pertaining to the 2019 Inducement Equity Incentive Plan.

of our report dated March 22, 2018, with respect to the consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of CareDx, Inc. included in this Annual Report (Form 10-K) of CareDx, Inc. for the year ended December 31, 2019.
/s/ Ernst & Young LLP

Redwood City, California
February 27, 2020